UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 24, 2010

Wise Metals Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-117622	52-2160047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

857 Elkridge Road, Suite 600

Linthicum, Maryland 21090

(Address of principal executive offices)

(410) 636-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 24, 2010, Wise Metals Group LLC announced the appointment of Wesley Oberholzer as Executive Vice President and Chief Operating Officer.

Mr. Oberholzer, age 42, joined Alcoa in 2000 as a General Manager in Alcoa’s Engineered Products Division. In 2002, he was named General Manager, Director of Logistics and Metal Planning, Alcoa Engineered Solutions. Immediately prior to joining the Company, he served as Location Manager for Alcoa’s facility in Massena, New York. Prior to joining Alcoa in 2000, Mr. Oberholzer held engineering and manufacturing management positions with Cressona Aluminum Company and Aavid Precision Extrusion, Inc. Mr. Oberholzer holds a degree in Industrial and Business Management Systems Engineering from Pennsylvania State University.

There are no familial relationships between Mr. Oberholzer and any other executive officer or director of the Company. There are no transactions in which Mr. Oberholzer has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of the Company’s executive officers is appointed to serve until his successor is duly appointed or his earlier removal or resignation from office.

The press release issued by the Company on September 24, 2010 announcing the appointment of Mr. Oberholzer is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press release of Wise Metals Group LLC dated September 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISE METALS GROUP LLC

By:	/s/ KENNETH STASTNY
Name:	Kenneth Stastny
Title:	Chief Financial Officer

Date: September 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Wise Metals Group LLC dated September 24, 2010.